1 ® HOSTESS BRANDS June 2017

® 2 DISCLAIMERS Forward Looking Statements This investor presentation contains statements reflecting our views about our future performance that constitute “forward-looking statements” that involve substantial risks and uncertainties. Forward-looking statements are generally identified through the inclusion of words such as “believes,” “expects,” “intends,” “estimates,” “projects,” “anticipates,” “will,” “plan,” “may,” “should,” or similar language. Statements addressing our future operating performance and statements addressing events and developments that we expect or anticipate will occur are also considered as forward-looking statements. All forward looking statements included herein are made only as of the date hereof. Hostess Brands undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events, or otherwise. These statements inherently involve risks and uncertainties that could cause actual results to differ materially from those anticipated in such forward-looking statements. These risks and uncertainties include, but are not limited to, maintaining, extending and expanding our reputation and brand image; protecting our intellectual property rights; leveraging our brand value to compete against lower-priced alternative brands; correctly predicting, identifying and interpreting changes in consumer preferences and demand and offering new products to meet those changes; operating in a highly competitive industry; our continued ability to produce and successfully market products with extended shelf life; our ability to drive revenue growth in our key products or add products that are faster-growing and more profitable; volatility in commodity, energy, and other input prices; our dependence on our major customers; our geographic focus could make us particularly vulnerable to economic and other events and trends in North America; increased costs in order to comply with governmental regulation; general political, social and economic conditions; a portion of our workforce belongs to unions and strikes or work stoppages could cause our business to suffer; product liability claims, product recalls, or regulatory enforcement actions; unanticipated business disruptions; dependence on third parties for significant services; our insurance may not provide adequate levels of coverage against claims; failures, unavailability, or disruptions of our information technology systems; our ability to achieve expected synergies and benefits and performance from our strategic acquisitions; dependence on key personnel or a highly skilled and diverse workforce; and our ability to finance our indebtedness on terms favorable to us; and other risks as set forth under the caption “Risk Factors” from time to time in our Securities and Exchange Commission filings. Industry and Market Data In this Investor Presentation, Hostess Brands relies on and refers to information and statistics regarding market shares in the sectors in which it competes and other industry data. Hostess Brands obtained this information and statistics from third-party sources, including reports by market research firms, such as Nielsen. Hostess Brands has supplemented this information where necessary with information from discussions with Hostess customers and its own internal estimates, taking into account publicly available information about other industry participants and Hostess Brands‟ management‟s best view as to information that is not publicly available. Hostess Brands has transitioned to a new Nielsen database for Market Share and Industry Data. All prior periods have been restated utilizing the updated database. Pro Forma Combined Financial Information Hostess Brands, Inc. acquired a controlling interest in Hostess Brands on November 4, 2016 (the ”Business Combination”). Unless otherwise noted, financial information for 2016 is presented on a pro forma combined basis given effect to the Business Combination as if it occurred on January 1, 2016. Use of Non-GAAP Financial Measures This Investor Presentation includes non-GAAP financial measures, including earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”), Adjusted EBITDA Margin, Adjusted Gross Profit, Adjusted Gross Profit Margin, Free Cash Flow and Free Cash Flow Conversion. In this Investor Presentation, Adjusted EBITDA and Adjusted Gross Profit exclude certain items. Adjusted EBITDA Margin represents Adjusted EBITDA divided by net revenues. Adjusted Gross Profit Margin represents Adjusted Gross Profit divided by net revenues, Free Cash Flow is defined as Adjusted EBITDA minus capital expenditures, and Free Cash Flow conversion is defined as Free Cash Flow divided by Adjusted EBITDA. You can find the reconciliation of these measures to the nearest comparable GAAP measures in the Appendix. Hostess Brands believes that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to Hostess Brands‟ financial condition and results of operations. Hostess Brands‟ management uses these non-GAAP measures to compare Hostess Brands‟ performance to that of prior periods for trend analyses, for purposes of determining management incentive compensation, and for budgeting and planning purposes. These measures are used in monthly financial reports prepared for management and Hostess Brands‟ board of directors. Hostess Brands believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends. Management of Hostess Brands does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. Other companies may calculate Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Gross Profit, Adjusted Gross Profit Margin, Free Cash Flow, Free Cash Flow Conversion and other non-GAAP measures differently, and therefore Hostess Brands‟ Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Gross Profit, Adjusted Gross Profit Margin, Free Cash Flow , Free Cash Flow Conversion and other non-GAAP measures may not be directly comparable to similarly titled measures of other companies. Totals in this Investor Presentation may not add up due to rounding.

AGENDA 1 COMPANY OVERVIEW 2 SALES & DISTRIBUTION 3 MARKETING 4 OPERATIONS 5 INNOVATION & QUALITY 6 FINANCIAL UPDATE APPENDIX 3

COMPANY OVERVIEW Bill Toler, President & CEO 1 ® 4

Dean Metropoulos Executive Chairman Bill Toler President & CEO Tom Peterson EVP & CFO Michael Cramer EVP & Chief Administrative Officer Andrew Jacobs EVP & Chief Commercial Officer Stuart Wilcox SVP & COO Burke Raine SVP & CMO Jolyn Sebree SVP, General Counsel & Corporate Secretary Darryl Riley SVP, Quality/ Food Safety & R&D EXPERIENCED SENIOR LEADERSHIP ® 5

® 6 Kansas City, MO Product portfolio with numerous iconic brands #2 market position in $6.55bn Sweet Baked Goods category Modern and efficient national manufacturing system Direct to Warehouse distribution model driving industry leading profitability Proven platform with multiple avenues of growth KEY HIGHLIGHTS 2016 Net Sales(1)(2): $728m 2016 Adj. EBITDA(1)(3): $215m % Adj. EBITDA margin(3): 30% HOSTESS BRANDS AT A GLANCE Iconic American brand delivering new and classic sweet treats to our customers for generations Source: (1) (2) (3) Nielsen U.S. total universe, 52 weeks ending 6/17/17. Does not include Superior pre-acquisition sales and Adjusted EBITDA results of $13.8m and $2.0m, respectively. Financial results for 2016 are presented on a pro forma combined basis. See “Pro Forma Combined Financial Information” on page 2. See “Use of Non-GAAP Financial Measures” and the Appendix for an explanation of all non-GAAP measures on page 2 and reconciliations to the comparable GAAP measures.

STRONG MARKET POSITION IN KEY SEGMENTS



31%
Snack Cakes
$1.8B
Twinkies®, Zingers®, CupCakes, Ding Dongs®, Ho Hos®
24%
Donuts
$1.5B
Donettes
Breakfast pastries, Danish $1.3B
Danish, Honey Buns, Sweet Rolls
8%
Pies, Bars & Other
$452M
Fruit Pie
8%
$794M SBG Cookies
$305M Blondies, Brownies
11%
Mini and Jumbo Muffins
$492M Muffins
9%
Sub-category where Hostess does not currently participate
= Hostess Share of Retail Sales

Sweet Baked Goods ("SBG") – $6.55 billion of retail sales in latest 52 weeks, 14% increase since relaunch

2016 acquisition of **Superior** opens the door to the growing **$8.2bn In-Store Bakery ("ISB") channel**

Source: Nielsen U.S. total universe, 52 weeks ending 6/17/17. Nielsen Perishable Group, In-Store Bakery, 52 Weeks ending 12/31/16.

Note: Hostess data does not include Superior. The Company has transitioned to a new Nielsen database for Market Share and Industry Data, all prior periods have been restated utilizing the updated database.
Sweet Baked Goods category includes items determined to be 'Commercial Sweet Baked Goods' (items wrapped for individual sale); All Fresh Bakery products are excluded from the scope; Sunbelt Granola Bars are the only Granola Bars included because they are targeted for sale with SBG items. Only SBG Cookies or non-traditional aisle-cookies included (e.g., Nutty Fudge Bars, Oatmeal Cream Sandwiches, Whoopie Pies).

7

® TRENDS IN SWEET BAKED GOODS 8 Total Sweet Baked Goods Category Trends are softer than year ago  Category declined 0.2% in June; YTD category sales declined 1.6% to year ago  Hostess was able to maintain positive POS even with significant category declines in May  High year-ago volume hurdles caused trends to slow-down, but improved in June Source: Nielsen, Sweet Baked Goods, 4-week periods through 6/17/17. Nielsen, Hostess Dollar Share, Rolling 13-week periods through 6/17/17.

® SOURCES OF GROWTH 9 Innovation 2014 Whitespace 2020 Distribution 10%+ TPD Growth

® WHITESPACE OPPORTUNITY In-Store Bakery (sweets) is an $8.2 billion category 10 Source: Note: Nielsen Perishable Group, In-Store Bakery, 52 weeks ending 12/31/16. Total In-Store Bakery was $11.6 Billion for 52 weeks ending 12/31/16. ISB – $ Share 30% Breakfast Bakery 70% Desserts and Sweet Snacks

SALES & DISTRIBUTION Andy Jacobs, EVP & Chief Commercial Officer 2 ® 11

DTW DISTRIBUTION DRIVING CHANNEL PENETRATION Competitively advantaged business model Warehouse model Close partnerships with third party distributors Enhanced in-store merchandising capabilities Compelling retailer economics Expanded distribution reach ® 12

DTW DISTRIBUTION DRIVING CHANNEL PENETRATION


Hostess Share of Retail Sales – Small Formats
48.1%
26.3%
22.1%
0.9%
33.2%
21.4%
Total US Drug
Total US Dollar
Total US Convenience
$88M
$324M
$2.3B
Hostess Share of Retail Sales – Large Formats
20.3%
17.0%
19.1%
12.7%
1.7%
0.9%
Total US Club (excludes Costco)
Total US Mass
Total US Food
$265M
$1.3B
$2.3B
Total Category Size
OldCo
52-Wks Ended 6/17/17

Source: Hostess market share, Nielsen U.S. Total Universe 12 weeks ending 10/13/2012 ("OldCo") compared to 52 weeks ending 6/17/2017. Market share based on retail sales dollars. The Company has transitioned to a new Nielsen database for Market Share and Industry Data, all prior periods have been restated utilizing the updated database. Club does not include Costco, only Sam's and BJ's. Total US Mass share numbers revised from previously published documents to include additional retailers.

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® 14  Nielsen LTM Dollar Share 17.0%, up +102 bps vs YA (OldCo 20.3%)  Total Points of Distribution gain 9.3% vs YA  Single serve racks at speedy check lane  “PDQ” pallet program  Frozen Ding Dong® Lava Cake  Acosta retail merchandising Source: Nielsen Combined Mass Retailers, 52 weeks ending 6/17/17. *Total Mass share numbers revised from previously published documents to include additional retailers. MASS CHANNEL

® 15  Nielsen LTM Dollar Share 12.7%, up +106 bps vs YA (OldCo 19.1%)  Total Points of Distribution gain +16.4% vs YA  Full seasonal & LTO display program  Single serve display racks  Acosta dedicated retail team  Growing ISB business Source: Nielsen, Total US Food, 52 weeks ending 6/17/17. FOOD CHANNEL

® 16  Nielsen LTM Convenience Dollar Share 21.4%, up +128 bps vs YA (OldCo 33.2%); Drug Store 48.1% share, up +102 bps vs YA  Convenience Points of Distribution gain +12.4% vs YA; Drug Store Points of Distribution gain +2.4% vs YA  Strong distributor partnerships support DTW in C-store & Drug  Hostess Partner Program  Seasonal single serve counter units  Launched Bagels in Drug Source: Nielsen, Total U.S. Convenience & Total U.S. Drug, 52 weeks ending 6/17/17. CONVENIENCE AND DRUG STORE CHANNELS

® DOLLAR & CLUB CHANNELS 17  Nielsen LTM Dollar Channel Share 22.1%, up +454 bps vs YA (OldCo only 0.9% share)  Dollar Total Points of Distribution gain +28.5% vs YA  Permanent displays in 17,000+ stores; Full Seasonal program  Extended distribution on Twinkies® & Cupcakes Variety Pack in select markets  Expanding ISB Source: Nielsen, Combined Dollar Outlets, 52 weeks ending 6/17/17.

® 18  Cash „n Carry: Distribution in over 100+ Cash N Carry distributors  International: Launched Dolly Madison® brand in Canada via DSD partnership with National Brands Expanding third party distribution with major retailers in Mexico & UK  Food Service: Strong partnership with McCain; Long John Silvers  eCommerce: On-going partnership with Amazon; developing Jet.com WHITE SPACE

® 19 Éclairs & Crème Puffs Madeleines Brownie Bites® Iced Cookies Hostess Bake Shop™  Introduced Hostess Bake Shop™  Providing “Made With” for retailer own labels  Launching incremental innovation in new forms  Fully integrated sales organization  Utilizing Acosta Pies WHITE SPACE: IN-STORE BAKERY

MARKETING Burke Raine, SVP & Chief Marketing Officer 3 ® 20

INNOVATION IS CENTRAL TO GROWTH ® 21

® 22 OUR NEWEST DING DONG® INNOVATION: ® Business Insight: • White Fudge is a $200MM+ subcategory in SBG in which Hostess did not participate (1) Consumer Insight: • White Fudge Ding Dongs® scored in the top quartile of innovation concepts (2) covered GOLDEN CAKE with filling. (1) Source: AC Nielsen Scantrack Sweet Baked Goods White Fudge Covered Segment Sales W/E 12/31/16 (2) Source: M/A/R/C Concept Screen Report 2015

® 23 CHOCOLATE AND PEANUT BUTTER: ICONIC FLAVOR COMBINATION Business Insight: • Peanut Butter is large subcategory within SBG where Hostess did not participate (1) Consumer Insight: • The #1 new flavor pairing we see in consumer testing is chocolate and peanut butter: iconic (2) CHOCOLATE CAKE and best chocolate taste ever with a PEANUT BUTTER ! (1) Source: AC Nielsen Scantrack Sweet Baked Goods Peanut Butter Segment Sales W/E 12/31/16 (2) Source: Harman Atchison TURF Analysis Report 2015 CupCakes, 2016 Twinkies

® 24 TWINKIES® MEET CHOCOLATE IN TWO DELICIOUS WAYS Business Insight: • Twinkies® is a peerless brand with significant potential to stretch (1) Consumer Insight: • Consumers love our limited time flavors and are excited to try new varieties of Twinkies® (2) • Chocolate scored very high on purchase intent in concept testing (3) Chocolate Cake Delectable Chocolate cake with our signature Fudge Covered sponge cake with (1) Source: “Brand Stretch Discovery Research Report” – May 2017, MMP Research Associates (2) Source: Nielsen L156 Weeks ending 5/20/2017 (3) Source: 2016 Tragon CLT, 2016 AYTM Online Consumer Survey

® 25 DOUBLING DOWN ON OUR LEADERSHIP POSITIONS IN BREAKFAST Business Insight: • Hostess has the #1 mini donut in SBG with the highest velocities in the set (1) • Hostess also has the top- selling Coffee Cake in the industry (1) Consumer Insight: • Cinnamon was a void flavor profile for Donettes® (2) • Apple was the top-scoring new flavor concept for Coffee Cakes (3) CINNAMON flavor and the crunch of our one-of-a-kind cinnamon CRUMB COATING APPLE flavor and a touch of CINNAMON (1) Source Nielsen L104W ending 5/22/17 (2) Source: Hostess Ranking Report August 2016 (3) Source: 2016 AYTM Consumer Survey – Coffee Cakes

® 26 COMING SOON IN THE FREEZER AISLE: New Hostess Molten Lava Ding Dongs® Business Insight: • Ding Dongs® brand is growing well above category (1) • Can create a brand block with our Deep Fried Twinkies® launched last year Consumer Insight: • Molten Lava cakes a well- known dessert item (2) • Microwave easy prep gives consumers a hot and tasty treat in seconds (1) Source: Nielsen L156 Weeks ending 5/20/2017 (2) Source: Arby‟s and Baskin Robbins have both launched Molten Lava cakes in past 4 years

® 27 OPERATIONS Stuart Wilcox, EVP & Chief Operating Officer 4

® EFFICIENT AND SCALABLE MANUFACTURING Direct-To-Warehouse Distribution 28 (1) (2) ISB consists of Superior, which we purchased in May 2016, and which manufactures and distributes eclairs, madeleines, brownies, and iced cookies in the ISB section of grocery and club retailers. From 2013 acquisition through May 31, 2017.  Highly efficient production system  Investments made in state of the art manufacturing technology and automated packaging on certain high volume production lines  Enhanced merchandising capabilities  Expansion of core distribution and channel penetration  Improved inventory management Kansas City, MO ~$180 million of capital invested in operations and systems (2) 3 Distribution centers (third-party) Headquarters 3 SBG baking facilities 2 ISB(1) baking facilities

OPERATIONS STRATEGY

ASSET CAPABILITES

Emporia, KS

Twinkies®
Donettes®
SnoBalls®
Brownies
CupCakes
Coffee Cakes



~ 60% of Total Volume
Highly Automated
High Volume, lower cost
Fill Plant Capacity

Columbus, GA

Zingers®
Fudge Covered
Ding Dongs®
Coffee Cakes
Mini Muffins



~ 28% of Total Volume
Flexible Hybrid
Flexible Packaging
Over Capacity Outlet

Indianapolis, IN

Ho Hos®
Suzy Qs®
Chocolate Peanut Butter Twinkies®



~ 8% of Total Volume
Peanut Butter Products
Ho Ho Roll Products

Superior (MA)

Eclairs/Crème Puffs
Madeleine/Brownies
Cookies



~ 4% of Total Volume
In-Store Bakery Products
Kosher Products

Hostess concentrates production on capital & cost efficiency

● 3 HOSTESS facilities ● 2 ISB facilities ■ 3 Distribution centers (third-party)

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– Beyond a Distribution Center – Competitive Advantage – Significant amount of total Volume in “value-added” displays – High Volume, lower cost Display Pallets PDQs Turn warehouse within 7 days – New Product Speed to Market – Leverage External Partnerships – Minimize New Product Introduction Risk OPERATIONS STRATEGY Shorewood ASSET CAPABILITES Contract Manufacturing Danish Bread, Buns and Bagels Mini Fruit Pies Jumbo Muffins Cinnamon Rolls Honey Buns ® 30 3 HOSTESS facilities 2 ISB facilities 3 Distribution centers (third-party)

INNOVATION & QUALITY Darryl Riley, SVP Quality/ Food Safety and Research & Development 5 ® 31

INNOVATION & WHITE SPACE DEVELOPMENT Driven by an entrepreneurial mindset Opportunity and demand from retailers, consumers, and customers fuels our strategic approach to innovation. Idea / Concept R&D / Product Development Supply Chain Sales & Marketing ® 32

QUALITY AND FOOD SAFETY MANAGEMENT Defined strategy focuses effort against structure, systems, and engaging the culture Hostess Brands Food Safety Audit  GMPs  HACCP  Raw material control  Pest control  Hygienic design  Sanitation  Micro biology analysis  Environmental monitoring  Infrastructure Adheres to Food Safety Modernization Act (FSMA) BRC AA/A Certification ® 33

FINANCIAL UPDATE Tom Peterson, EVP & Chief Financial Officer 6 ® 34

CAPITAL EXPENDITURE OUTLOOK We continue to support our growth with capital expenditures and expect $30 - $40 million in each of 2017 and 2018: 2017 2018 ® 35  Packaging Flexibility  ½ of New Cake Line  Peanut Butter & New Product Support  Cupcake Line Automation  ½ of Emporia Warehouse Expansion  ½ of New Cake Line  Ding Dong® Line Automation  Bagged Donut Expansion  New Product Support  ½ of Emporia Warehouse Expansion

MARGIN STABILITY WITH PRODUCT MIX CHALLENGES Have established an Operations Productivity Plan Continue to invest in Automation Opportunities ® 36 As Hostess pursues growth opportunities, we are focused on growing total EBITDA dollars Building on our established margin structure, we

CAPITAL STRUCTURE UPDATE – Q2 2017 ® 37 (1) Based upon information through June 26, 2017  Repriced First Lien Term Loan to decrease LIBOR spread by 50bps (second time in six months)  Entered into interest rate swap to fix a portion of variable rate risk  Expect 2017 interest expense to be between $39 and $41 million  Quarter-to-date exchanges of Class B common stock to Class A common stock of 1.3 million  Expect average Class A common stock outstanding of 98.9 million1 for Q2 2017  Expect warrant and stock-based award dilution impact to be ~8.2 million1 for Q2 2017 assuming an average stock price of $16.14  Expect Q2 2017 average diluted shares outstanding for Earnings per Share of 107.1 million1

CONCLUDING REMARKS Differentiated Business Model Drives Continued Growth Hostess is well positioned for future growth… Warehouse distribution unique in SBG category Supports strength of innovation pipeline and speed-to-market Compelling opportunity for continued market share and volume gains across distribution channels ® 38

APPENDIX ® 39

HOSTESS NON-GAAP RECONCILIATIONS
Adjusted EBITDA

$ in millions	Successor 4-Nov-16 to 31-Dec-16	Predecessor 1-Jan-16 to 3-Nov-16	Pro Forma Combined, Year Ended 31-Dec-16	Year Ended 31-Dec-15	Year Ended 31-Dec-14
Net income (loss)	($8.5)	$60.4	$82.4	$88.8	$81.5
Plus non-GAAP adjustments:					
Income tax provision	(7.8)	0.4	32.9	–	–
Interest expense, net	6.6	60.4	51.4	50.0	37.4
(Gain) loss on debt extinguishment[1]	(0.8)	–	(0.8)	25.9	–
Depreciation and amortization	5.8	10.3	36.5	9.8	7.1
Executive chairman agreement termination and execution[2]	26.7	–	–	–	–
Unit-based compensation	–	3.9	–	1.4	0.4
Other (income) expense[3]	0.8	1.6	2.4	(8.7)	0.6
Business combination transaction costs[4]	–	31.8	0.6	–	–
Impairment of property and equipment[5]	–	7.3	7.3	2.7	13.2
Loss on sale/abandonment of property and equipment and bakery shutdown costs[6]	–	2.6	2.6	4.2	5.2
Inventory fair value adjustment[7]	8.9	–	–	–	–
Special employee incentive compensation[8]	–	4.7	–	3.9	–
Adjusted EBITDA	**$31.9**	**$183.4**	**$215.3**	**$177.9**	**$145.3**
Net Revenue	**$112.0**	**$615.6**	**$727.6**	**$620.8**	**$554.7**
EBITDA Margin (Adjusted EBITDA divided by Net Revenue)	**28.5%**	**29.8%**	**29.6%**	**28.7%**	**26.2%**
Capital Expenditures	**$6.5**	**$28.6**	**$35.1**	**$25.1**	**$51.1**
FCF Conversion (Adjusted EBITDA – Capital Expenditures divided by Adjusted EBITDA)	**79.6%**	**84.4%**	**83.7%**	**85.9%**	**64.9%**

Footnotes on following page.

HOSTESS NON-GAAP RECONCILIATIONS Adjusted EBITDA Footnotes from prior page: (1) For the Successor period November 4, 2016 through December 31, 2016 and pro forma combined year ended December 31, 2016, we recorded a gain on extinguishment of Former First Lien of $0.8 million, which consisted of penalties of $3.0 million, the write-off of deferred financing costs of $0.2 million net of debt premium write-offs of approximately $4.0 million. For the year ended December 31, 2015 (Predecessor), we recorded a loss on extinguishment related to our 2013 Term Loan of $25.9 million, which consisted of prepayment penalties of $9.9 million and write-off of deferred financing costs of $16.0 million. (2) For the Successor period November 4, 2016 through December 31, 2016, we expensed $26.7 million related to stock awarded to Mr. Metropoulos as required under his new employment arrangements. (3) For the Successor period November 4, 2016 through December 31, 2016, we recorded expenses of $0.8 million which primarily consisted of legal and professional fees and other post-Business Combination costs such as fees related to securities filings. For the Predecessor period from January 1, 2016 through November 3, 2016, other expense consisted of transaction costs attributable the pursuit of a potential acquisition that has since been abandoned, offset partially by a gain from the settlement of the Grain Craft peanut recall matter of approximately $0.8 million. For the year ended December 31, 2015, other income consisted of $12.0 million of proceeds from the sale of foreign trademark rights and certain “know how” in certain countries in the Middle East, partially offset by $3.3 million for professional service fees related to the pursuit of a potential sale transaction. For the year ended, December 31, 2014, other expense was $0.6 million. (4) For the Predecessor period from January 1, 2016 through November 3, 2016, business combination transaction costs consisted primarily of professional and legal costs. (5) For the period January 1, 2016 through November 3, 2016, and for the pro forma combined year ended December 31, 2016, we closed multiple production lines at the Indianapolis, Indiana bakery and transitioned production to other facilities resulting in a loss of $7.3 million. (6) For the period January 1, 2016 through November 3, 2016, and for the pro forma combined year ended December 31, 2016, we incurred a loss on a sale/abandonment of property and bakery shutdown costs of $0.3 million, primarily due to utilities, insurance, taxes and maintenance expenses related to the Schiller Park, Illinois bakery. In addition, we incurred losses of approximately $2.6 million related to equipment that we no longer intended to use or had idled. (7) For the Successor period November 4, 2016 through December 31, 2016, we re-measured inventory at fair value at the Closing Date, resulting in additional non-cash cost of goods sold of $8.9 million. (8) For the Predecessor period January 1, 2016 through November 3, 2016, a special bonus payment of $2.5 million and $2.2 million was paid to employees at the bakery facilities and corporate employees, respectively, as compensation for their efforts in the Business Combination. For the year ended December 31, 2015, a special bonus payment of $2.6 million and $1.3 million was paid to employees at the bakery facilities and corporate employees, respectively, as compensation for their efforts in the recapitalization of the Company. ® 41

HOSTESS NON-GAAP RECONCILIATIONS
Adjusted Gross Profit

$ in millions	Successor 4-Nov-16 to 31-Dec-16	Predecessor 1-Jan-16 to 3-Nov-16	Pro Forma Combined, Year Ended 31-Dec-16	Year Ended 31-Dec-15	Year Ended 31-Dec-14
Net revenue	$112.0	$615.6	$727.6	$620.8	$554.7
Cost of goods sold	73.3	346.9	411.6	356.0	320.8
Special employee incentive compensation	–	2.2	–	2.6	–
Gross Profit – US GAAP	**$38.7**	**$266.5**	**$316.0**	**$262.2**	**$233.9**
Add back:					
Special employee incentive compensation[1]	–	$2.2	–	$2.6	–
Inventory fair value adjustment[2]	$8.9	–	–	–	–
Adjusted Gross Profit	**$47.6**	**$268.7**	**$316.0**	**$264.9**	**$233.9**
Gross Margin – GAAP	**34.6%**	**43.3%**	**43.4%**	**42.2%**	**42.2%**
Adjusted Gross Margin	**42.5%**	**43.7%**	**43.4%**	**42.7%**	**42.2%**

(1) For the Predecessor period January 1, 2016 through November 3, 2016, a special bonus payment of $2.2 million was paid to employees at the bakery facilities as compensation for their efforts in the Business Combination. For the year ended December 31, 2015, a special bonus payment of $2.6 million was paid to employees at the bakery facilities as compensation for their efforts in the recapitalization of Hostess.

(2) For the Successor period November 4, 2016 through December 31, 2016, the Company re-measured inventory at fair value at the Business Combination date, resulting in additional non-cash cost of goods sold of $8.9 million.

WARRANT IMPACT ON EQUITY

Overview

- There are currently **37.5m public warrants** and **19.0m private warrants** outstanding.
- Each warrant is convertible into half a share at a strike price of $5.75 (**effective strike price of $11.50 per share**).
- Public warrants can be **called for redemption for $0.01 per warrant** when Hostess' share price meets or exceeds **$24.00**[(2)]
- Dilutive impact of warrants is accounted for using the **treasury stock method**.
- Metropoulos may be granted additional shares **contingent on achieving certain EBITDA targets** for the years ended December 31, 2017 and December 31, 2018. These shares are not included in these calculations.[(3)]

Treasury stock method

(in millions other than per share data)

Shares issued	
Warrants outstanding (public + private)	56.5
(x) Shares issued per warrant	0.5
Illustrative shares issued	**28.3**

Shares repurchased	
Illustrative shares issued	28.3
(x) Strike price per share	$11.50
Illustrative proceeds from warrant exercise	**$325.5**
(÷) Average share price[(1)]	$16.14
Illustrative shares repurchased	**20.2**

Net shares issued	
Illustrative shares issued	28.3
(-) Illustrative shares repurchased	20.2
Illustrative net shares issued due to warrants	**8.1**

Impact on equity value

(in millions other than per share data)

Diluted shares outstanding	
Average Class A Shares outstanding[(1)]	98.9
Average Class B Shares outstanding[(1)]	31.0
(+) Illustrative net shares issued due to warrants	8.1
(+) Illustrative net shares issued due to stock-based awards[(4)]	0.1
Diluted shares outstanding	**138.1**

Equity value calculation	
Diluted shares outstanding	138.1
(x) Average share price[(1)]	$16.14
Hostess equity value	**$2,228.8**

Impact on earnings per share	
Class A shares outstanding	98.9
(+) Illustrative net shares issued due to warrants	8.1
(+) Illustrative net shares issued due to stock based awards[(4)]	0.1
Share count for EPS calculations	**107.1**

Note: All dilution and repurchase information is for illustration only. Actual could differ from illustration.
(1) Based on information through June 26, 2017.
(2) For any 20 trading days within a 30 trading day period ending on the third business day before the Company sends the notice of redemption to the warrant holders.
(3) Metropoulos may be granted up to 8.25m shares pursuant to certain earn-out agreements entered into in connection with the Business Combination. No amounts will be accrued for these earn-outs as of June 30, 2017, as management determined that it was not probable the applicable thresholds would be met.
(4) Illustrates the dilutive impact of Hostess' outstanding restricted stock units and stock options

43

® GLOSSARY 44 Term Definition BFY Better-for-you ISB In-store bakery SBG Sweet baked goods SKU Stock keeping unit

Frosted | Crunch | Double Chocolate | Powdered | Glaze • 100% of Hostess Single Serve donettes come from these two lines • Historical donettes innovation focused on bag donut packaging format. New in 2017, extending seasonal program to Single Serve format with Counter Unit displays. • Valentine • Red White & Blue • Fall Caramel KEY INVESTMENTS • Consolidation of all Single Serve Donettes into Emporia for product consistency, production efficiency and to allow for investment in a Peanut Butter facility at the Indianapolis bakery. • This 2016 investment brought a second Single Serve Donette line to Emporia and replaced all packaging equipment. PRODUCTION LINE STATS Over 7 MILLION donettes per day produced in Emporia across bag & single serve donut lines! Avg. pieces produced per minute 1,434 475 lbs. Batch Size (Batter)

Powdered | Frosted • Limited changeovers on Emporia bag donut lines allow for long efficient runs to deliver cost performance. Powdered line never changes variety. • Donette innovation product development centered in the Columbus bakery which has two donut lines capable of making all donut varieties. KEY INVESTMENTS • Vertical Form Fill & Seal (VFFS) packaging - converting all our donut lines from pre-made bags to bags formed on the packaging equipment as production is running. • The investment will deliver higher quality improvements and production efficiencies. • Target installation to be completed Q1 2018 PRODUCTION LINE STATS Over 7 MILLION donettes per day produced in Emporia across bag & single serve donut lines! Avg. pieces produced per minute 1,352 475 lbs. Batch Size (Batter)

CAKE – LINE 1


Hostess
Cinnamon Streusel
Coffee Cakes
8
Hostess
Zingers
Devil's Food

Coffee Cake | Brownies | SnoBalls | Zingers

- Highly diverse and capable line that can produce the majority of our core cake items, including Twinkie and CupCake overflow.

- Production plans are sequenced to provide for most efficient variety changeover.



KEY INVESTMENTS

- Investment to bring on new capabilities for our Brownie and Sandwich Cake platform such as:
  - Topping application
  - Icing equipment
  - Sandwich cakes (Suzy Q) – Q1 2018
  - Automated Case Packing
- Two cake lines in Columbus have similar capabilities and can enrobe product.

Capabilities includes swirled batter, pre-baked toppings, icings, post-bake toppings and structured for additional capabilities

PRODUCTION LINE STATS

Avg. pieces produced per minute	873
Batch Size (Batter)	1,000 lbs.

TWINKIE – AUTO BAKE

Original | Chocolate | Banana


Hostess
Twinkies
Hostess
Chocolate Cake
Twinkies
New!
Hostess
Banana
Twinkies


New!
Hostess
Chocolate Cake
Twinkies


Hostess
Twinkies

Dedicated line for Twinkie® product form

Twinkie Seasonal Varieties

- *Strawberry Twinkies*
- *Red White & Blue Twinkie*
- *Cotton Candy Twinkie*
- *Pumpkin Spice Twinkie*
- *Peppermint Twinkie*

KEY INVESTMENTS

- Our first Autobake line, installed in July 2014, consolidated Twinkie production across the business for production, capital efficiency and quality benefits
- Fully automated packing line taking ~10 employees to operate vs. a standard line with ~38 employees

At any given time, 15K Twinkies are in the oven and 35K are cooling for a total of 50K Twinkies in the Autobake system

PRODUCTION LINE STATS

Avg. pieces produced per minute	1,123
Batch Size (Batter)	2,000 lbs.

• High level of new item activity as every seasonal LTO offering has at least one Cupcake flavor. 1,038 Chocolate | Golden | Orange Avg. pieces produced per minute KEY INVESTMENTS • Two phased investment for Cupcake automation to deliver cost savings. • Phase I: Automated carton packing, case packing, palletizing (Completed – September 2016) • Phase II: Automated wrapper loading (Install Q4, 2017) PRODUCTION LINE STATS Cupcake Seasonal Varieties • Dark Chocolate Raspberry • Baseball • Strawberry • Shamrock (mint) • Star Spangled • Scary Cakes • Caramel Apple • Holiday Batch Size (Batter) 1,500 lbs.

DISTRIBUTION & TRANSPORTATION

DISTRIBUTION & TRANSPORTATION CAPABILITIES


FRESH
FROZEN

- Distribution Locations
  - Fresh -- Shorewood, IL
  - Frozen --Carthage, MO
  - Frozen ISB – Worcester & Westfield, MA
- Direct ship capabilities from bakeries and co-manufacturers
- 100% common carrier utilization---no corporate-owned assets
  - Flexible and Scalable Mode Optimization:
    - Full Truck Load, Intermodal (Rail), Less than Truck Load, Consolidation, Multi-Stop, Sailing Schedules, and Parcel
    - Dry, Temp-Controlled, and Frozen
    - International and Domestic Capabilities
- 98.5% customer fill-rate KPI/benchmark



PRODUCT DISPLAY CAPABILITIES

- Built in Shorewood, IL distribution center
- Displays built and shipped with customers regular order

INVENTORY MANAGEMENT CAPABILITIES

- 65 days of shelf-life with 45 days minimum shelf-life guarantee to customer (20 days)
- Product averages 12 – 14 days within Hostess supply chain
- Finished goods inventory (fresh & frozen) turns more than 2-3 times per month